                                                                   EXHIBIT 4.14



                                    Schedule

                  Information on seven substantially identical
                       Consents and Agreements of Manager
                            dated as of June 20, 2001
                      in favor of First Union National Bank

      (Seven additional documents are identical, except as set forth below, to the document included as Exhibit 4.6)

                                                                           Principal
 Apartment Property                    Borrower                       Amount of Loan
 ------------------                    --------                       --------------
 Deerfield Apartments                  CRIT-NC IV, LLC                 10,220,000
 Durham, North Carolina

 Meadow Creek Apartments               CRIT-NC IV, LLC                  9,590,000
 Pineville, North Carolina

 Pinnacle Ridge Apartments             CRIT-NC IV, LLC                  5,005,000
 Asheville, North Carolina

 Cottonwood Crossing Apartments        CAC V Limited Partnership        6,055,000
 Arlington, Texas

 Main Park Apartments                  CAC V Limited Partnership        8,465,000
 Duncanville, Texas

 Paces Cove Apartments                 CAC V Limited Partnership       11,165,000
 Dallas, Texas

 Wildwood Apartments                   CAC V Limited Partnership        3,400,000
 Eucless, Texas